                                                                    EXHIBIT 99.1



                               MANAGEMENT'S REPORT

The accompanying consolidated financial statements of Norcen Energy Resources Limited ("Norcen") and all information in the Annual Information Form are the responsibility of management and have been approved by the Board of Directors. The financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada and include some amounts that are based on management's best estimates. Financial and operating data elsewhere in the Annual Information Form is consistent with the information contained in the financial statements.

In fulfilling their responsibilities, management of Norcen and its subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded from loss or unauthorized use and that the financial records are timely, accurate and reliable for preparation of the financial statements.

The Board of Directors carries out its responsibility for the financial statements in this Annual Information Form principally through its Audit Committee, consisting solely of non-executive directors. The Audit Committee meets periodically with management and with the external auditors to discuss the results of audit examinations with respect to the adequacy of internal accounting controls and to review and discuss financial reporting matters. External auditors have full access to the Audit Committee, with and without the presence of management. The financial statements have been audited by Deloitte & Touche, Chartered Accountants and their report follows.

Grant D. Billing                                     W. Mark Schweitzer
President and Chief Executive Officer                Vice President, Finance and
February 3, 1998                                     Chief Financial Officer


                                AUDITORS' REPORT

To the Shareholders of Norcen Energy Resources Limited:

We have audited the consolidated balance sheets of Norcen Energy Resources Limited as at December 31, 1997 and 1996 and the consolidated statements of earnings, retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

Calgary, Canada                                            Chartered Accountants
January 28, 1998                                           Deloitte & Touche

------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
As at December 31
(millions of dollars)                                                                      1997             1996
------------------------------------------------------------------------------------------------------------------

                                                      ASSETS
CURRENT ASSETS
  Cash                                                                               $                 $     135.9
  Accrued asset sale proceeds (Note 3(ii))                                                  121.1
  Accounts receivable                                                                       189.5            202.4
  Inventories (Note 4)                                                                       54.7             56.2
------------------------------------------------------------------------------------------------------------------

  Total current assets                                                                      365.3            394.5

INVESTMENTS AND ADVANCES (Note 5)                                                            39.7             62.4

PROPERTY, PLANT AND EQUIPMENT (Note 6)                                                    3,401.6          2,612.8

OTHER ASSETS                                                                                  8.1              5.7
------------------------------------------------------------------------------------------------------------------

                                                                                     $    3,814.7      $   3,075.4
==================================================================================================================

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued charges                                               $      207.7      $     212.5
  Income and other taxes                                                                     16.4              3.8
  Current maturities on long-term debt                                                                         1.2
------------------------------------------------------------------------------------------------------------------

  Total current liabilities                                                                 224.1            217.5

LONG-TERM DEBT (Note 7)                                                                   1,306.4            556.1

DEFERRED INCOME TAXES, REVENUE AND
  OTHER PROVISIONS (Note 8)                                                                 703.6            711.8

NON-CONTROLLING INTEREST (Note 1)                                                                             94.1

SHAREHOLDERS' EQUITY (Note 9)                                                             1,580.6          1,495.9
------------------------------------------------------------------------------------------------------------------

                                                                                     $    3,814.7      $   3,075.4
==================================================================================================================



Approved by the Board:


Director                                                                Director

The accompanying notes are an integral part of these consolidated financial statements.

------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF EARNINGS

Years ended December 31
(millions of dollars except per share amounts)                                               1997           1996
------------------------------------------------------------------------------------------------------------------

SALES                                                                                   $   1,215.9     $  1,300.8

INVESTMENT AND INTEREST INCOME                                                                  6.2            5.9
------------------------------------------------------------------------------------------------------------------

                                                                                            1,222.1        1,306.7
------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales and administration                                                            543.1          718.0
  Depreciation, depletion and amortization                                                    405.3          356.9
  Interest and other financial expense                                                         55.3           60.8
  Income taxes (Note 10)                                                                      204.5          184.0
  Non-controlling interest in subsidiary                                                       14.2            5.8
  Gains on asset sales and provisions (Note 3)                                               (140.7)        (110.7)
------------------------------------------------------------------------------------------------------------------

                                                                                            1,081.7        1,214.8
------------------------------------------------------------------------------------------------------------------

NET EARNINGS                                                                                  140.4           91.9
==================================================================================================================

EARNINGS PER COMMON SHARE [Note 9 (iii)]                                                $      0.75     $     0.53

------------------------------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF RETAINED EARNINGS

Years ended December 31
(millions of dollars)                                                                        1997           1996
------------------------------------------------------------------------------------------------------------------

BALANCE AT BEGINNING OF YEAR                                                            $     424.8     $    384.4
  Net earnings                                                                                140.4           91.9
------------------------------------------------------------------------------------------------------------------
                                                                                              565.2          476.3

  Dividends                                                                                    56.1           51.5
------------------------------------------------------------------------------------------------------------------

BALANCE AT END OF YEAR                                                                  $     509.1     $    424.8
==================================================================================================================

------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION

Years ended December 31
(millions of dollars)                                                                         1997           1996
------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net earnings                                                                          $     140.4     $     91.9
  Charges (credits) not affecting cash:
    Gains on asset sales and provisions                                                       (33.8)          (5.2)
    Depreciation, depletion and amortization                                                  405.3          356.9
    Deferred income taxes                                                                      74.8           45.5
    Non-controlling interests and other                                                        (2.5)          (0.2)
------------------------------------------------------------------------------------------------------------------

  Cash flow                                                                                   584.2          488.9
  Deferred gas revenues and other                                                               4.2          (11.8)
  Increase in net working capital**                                                           (25.9)          (0.8)
------------------------------------------------------------------------------------------------------------------

  Cash flow from operating activities                                                         562.5          476.3
------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Expenditures on property, plant and equipment                                              (869.7)        (560.6)
  Acquisition of Guatemala operations (Note 2)                                               (425.7)
  Oil and gas property (acquisitions), dispositions, net                                      (52.1)          55.9
  Site restoration and other                                                                  (10.2)          (1.8)
  Advances to Superior Propane Inc. (Note 5)                                                  (14.3)
  Disposition of the U.S. propane marketing operations (Note 3(i))                                           106.6
  Disposition of Superior Propane Inc. (1997 Note 3(ii); 1996 (i))                            207.1          234.1
  Disposition of investments (Note 5 (iv))                                                     67.7           65.0
------------------------------------------------------------------------------------------------------------------

                                                                                           (1,097.2)        (100.8)
------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Decrease (increase) in accrued asset sale proceeds                                         (121.1)         189.9
  Long-term debt                                                                              694.2         (229.9)
  Convertible subordinated debenture conversions and redemptions
           (Note 9(v) and 13)                                                                               (399.9)
  Issue of common shares (Note 9)                                                                            250.5
  Prepayment of disputed tax reassessments (Note 10(i))                                      (118.2)
  Dividends                                                                                   (56.1)         (51.5)
------------------------------------------------------------------------------------------------------------------

                                                                                              398.8         (240.9)

CHANGE IN CASH                                                                               (135.9)         134.6
CASH AT BEGINNING OF YEAR                                                                     135.9            1.3
------------------------------------------------------------------------------------------------------------------

CASH AT END OF YEAR*                                                                    $               $    135.9
==================================================================================================================


*    Cash is comprised of cash and short-term deposits.
** Net Working Capital excludes cash, accrued asset sale proceeds and current maturities on long-term debt.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts are in millions of dollars except where noted)

1.   ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared according to Canadian generally accepted accounting principles applied on a consistent basis and include the accounts of Norcen (the "Company") and all of its subsidiaries (together "Norcen").

In October of 1996, the Company sold a 50% interest in Superior Propane Inc. ("Superior") to the Superior Propane Income Fund (the "Fund"). The Company continued in 1996 to consolidate its remaining 50% interest in Superior. The 50% interest in Superior, owned by the Fund, was accounted for as a "Non-controlling Interest."

In September of 1997, the Company sold a further 40% interest in Superior to the Fund. Effective September 1, 1997, the Company began to cost account for its remaining 10% interest in Superior. The Company's remaining 10% interest in and advances to Superior at December 31 have been shown as part of "Investments" on the consolidated balance sheet. Cash income received from Superior since September 1, 1997 is included in "Investment and Interest Income" on the consolidated statement of earnings.

A substantial portion of Norcen's oil and gas activities is conducted jointly with others and the consolidated financial statements reflect only Norcen's proportionate interest in such activities.

Certain prior year figures have been reclassified for comparative purposes.

FOREIGN CURRENCY TRANSLATION

The accounts of self-sustaining foreign operations are translated using the current rate method, under which all assets and liabilities are translated at the exchange rate prevailing at the balance sheet date, and revenues and expenses at average rates of exchange during the period. Resulting gains or losses are deferred and included in the Currency Translation Account ("CTA") component of shareholders' equity. Gains and losses on foreign currency loans, deposits and transactions that are designated as hedges of the net investment in self-sustaining foreign operations are similarly deferred and included in the CTA. Deferred CTA translation and hedging gains and losses are included in income when there is a reduction in the net investment in self-sustaining foreign operations.

FORWARD AND FUTURES CONTRACTS

Norcen uses forward foreign exchange contracts to hedge the effect of exchange rate changes on identifiable foreign currency exposures, and uses commodity swap agreements to hedge the effect of price changes on a portion of the commodities it produces. Gains and losses on these contracts are reported as a component of the related transactions.

INVENTORIES

Inventories are valued at the lower of cost, applied on a first-in first-out basis, and market value determined on the basis of replacement cost or net realizable value as appropriate.

PROPERTY, PLANT AND EQUIPMENT

OIL AND GAS

Oil and gas properties and production equipment, in accordance with the full cost method of accounting, include expenditures related to the acquisition, exploration and development of oil and gas reserves, whether or not potentially productive. These costs are depleted and depreciated, on a country-by-country cost center basis, using the unit of production method based on total estimated proved recoverable reserves. Natural gas reserves and production are converted to equivalent barrels of crude oil on the basis of six thousand cubic feet of natural gas per barrel of oil. Proceeds on sale of property and equipment are credited to asset costs.

Capitalized costs in each cost center are limited to the aggregate of estimated undiscounted future net revenues (based on year-end prices) plus the net cost of major development projects and unproved properties. Total capitalized costs are limited to the aggregate of the foregoing less future interest costs, future site restoration costs, administrative costs and income taxes attributed to oil and gas operations.

A provision for estimated future site restoration costs is accrued by a charge against income using the unit of production method.

PROPANE OPERATIONS

Propane operations equipment is recorded at cost and depreciated over the estimated useful service life using the straight line method. Estimated useful life of major classes of equipment are:


                  Tanks and cylinders       20 years
                  Truck chassis              7 years
                  Truck tank bodies         10 years


Goodwill is amortized over 20 years and non-compete agreements are amortized over the terms of the agreement.

DEFERRED REVENUES AND OTHER LIABILITIES

Deferred revenues and other liabilities include payments received under prepaid gas contracts, long-term retirement liabilities, surplus office lease cost provisions and the accrued liability for estimated future site restoration costs. Deferred gas revenues are included in revenue as the gas to which the payments relate is delivered.


2.  ACQUISITION OF GUATEMALAN OPERATIONS

Effective May 1, 1997, Norcen acquired all of the outstanding shares of Basic Petroleum International Limited ("Basic") for cash consideration of $425.7 million and a 5% royalty right relating to certain exploration lands. Basic was engaged in oil exploration and production operations in Guatemala. The acquisition has been accounted for using the purchase method. The results of operations of Basic have been included in the Company's consolidated financial statements effective May 1, 1997.

The fair value of assets acquired is as follows:


                   Property, plant and equipment          $425.5
                   Net working capital                      11.4
                                                          $436.9
                   Financed by:
                     Cash consideration paid              $425.7
                     Long-term debt assumed                 11.2
                                                          $436.9


3.  GAINS ON ASSET SALES AND PROVISIONS


                                                                                            Year Ended December 31
                                                                                            ----------------------
                                                                                                1997         1996
                                                                                                ----         ----
     Gain on sale of interests in Superior (i), (ii)                                      $     140.7   $    132.0
     Provision for surplus office lease costs and equipment (iii)                                 -          (21.3)
------------------------------------------------------------------------------------------------------------------
                                                                                          $     140.7   $    110.7
==================================================================================================================


In 1997, the net income effect of gains on asset sales and provisions was $33.8 million (1996 - $2.7 million), after deduction of income tax of $106.9 million (1996 - $108.0 million). In 1997, income tax deducted included a specific provision of $50.0 million (1996 - $60.0 million), related to income tax reassessments received and other potential income tax exposures (see Note 10(i)).

The components of the gains on asset sales, write-downs and provisions are as follows:

(i) In October 1996, the Company sold a 50% interest in Superior to the Fund for net cash proceeds of $234.1 million resulting in a net gain of $132.0 million. In April 1996, Norcen sold its United States propane marketing operations for net cash consideration of $106.6 million which approximated net book value.

(ii) In September of 1997, the Company sold a further 40% interest in Superior to the Fund resulting in a net gain of $140.7 million. Net proceeds from the sale amounted to $207.1 million after deduction of transaction costs and cash income taxes thereon. Net proceeds were comprised of net cash consideration of $86.0 million and $126.1 million of non-interest bearing installment receipts due September 4, 1998, which have been recorded on the consolidated balance sheet as Accrued asset sale proceeds at their estimated present value of $121.1 million.

(iii)In 1996, the Company relocated its corporate offices to provide a more efficient and flexible office environment. A provision of $6.8 million was recorded to provide for surplus office lease commitments and moving costs and $14.5 million of unamortized office leasehold improvements, furniture and equipment were written off.

4.  INVENTORIES


                                                                                         Year Ended December 31
                                                                                         ----------------------
                                                                                            1997         1996
                                                                                            ----         ----
     Oil and Gas Product                                                                  $   13.0      $   3.5
     Oil and Gas Parts and Supplies                                                           41.7          6.3
     Propane Marketing Product                                                                 -           46.4
---------------------------------------------------------------------------------------------------------------
                                                                                          $   54.7      $  56.2
===============================================================================================================

5.  INVESTMENTS (AT COST)


                                                                                     Year Ended December 31
                                                                                     ----------------------
                                                                                       1997            1996
                                                                                       ----            ----
     Investments in Superior (i)                                                   $    18.2      $
     Advances to Superior (ii)                                                          21.5
     Mico Investments Ltd., common shares (iv)                                                          61.6
     Notes receivable from employees and other                                                            .8
------------------------------------------------------------------------------------------------------------
                                                                                   $    39.7      $     62.4
============================================================================================================


(i) Effective September 1, 1997, the Company began to cost account for its remaining 10% ownership interests in Superior. Pursuant to an exchange agreement between the Company and the Fund, the Company's 10% ownership interests in Superior are exchangeable at the option of the Company, into 4,570,695 units of the Fund. As at December 31, 1997, the estimated market value of the Company's 10% ownership interests in Superior was $62.4 million.

(ii) The Company provides banking and cash management services to Superior. Cash advances are provided to Superior on a senior unsecured basis and bear interest at the prime borrowing rate of interest as established from time to time by certain major Canadian banks. The Company guarantees Superior's obligations under an agreement whereby Superior sells, with limited recourse, certain accounts receivable on a revolving basis to a maximum amount of $40 million.

(iii)The Company also holds certain administrative and management contract interests in the Fund and Superior respectively. During 1997, the Company sold propane to Superior in the amount of $3.0 million (1996 - $8.8 million) priced at market rates.

(iv) In December 1997, the Company sold its investment in Mico Investments Ltd., at full carried cost for cash consideration of $67.7 million to a company related to Noranda Inc. ("Noranda"). Noranda is a significant shareholder of the Company. In December 1996, the Company sold its preference share investment in Brascan Limited at full carried cost for cash consideration of $65.0 million to a company related to Noranda. Dividends received from these investments amounted to $2.3 million in 1997 (1996 - $5.6 million), and were paid at rates based on the prime rate of interest established by major Canadian banks from time to time.

6.  PROPERTY, PLANT AND EQUIPMENT


                                                                      Oil and          Propane
                                                                        Gas           Marketing           Total
-----------------------------------------------------------------------------------------------------------------
                                                                 (i), (ii), (iii)
     December 31, 1997
       Cost                                                       $    7,202.9      $                $    7,202.9
       Accumulated depreciation and depletion                          3,801.3                            3,801.3
-----------------------------------------------------------------------------------------------------------------

       Net                                                        $    3,401.6      $                $    3,401.6
=================================================================================================================

     December 31, 1996
       Cost                                                       $    5,553.7      $      389.1     $    5,942.8
       Accumulated depreciation and depletion                          3,164.4             165.6          3,330.0
-----------------------------------------------------------------------------------------------------------------

       Net                                                        $    2,389.3      $      223.5     $    2,612.8
=================================================================================================================

(i) Norcen has entered into commitments of US$60 million to procure the services of deepwater drilling rigs in the Gulf of Mexico for a total of 17 months over a remaining 31-month period which commenced in August 1997 and ends in July 2000.

(ii) Expenditures relating to undeveloped or unevaluated oil and gas properties excluded from the depletion base are as follows:


                                 United                                                New
                                 States          Venezuela         Guatemala         Zealand            Total
-------------------------------------------------------------------------------------------------------------------
              1997                $25.6            $31.6             $25.0                              $82.2
              1996                $24.4                                               $15.0             $39.4


(iii) No administrative overhead expenditures related to exploration or development activities were capitalized in 1997 or in 1996.

7.  LONG-TERM DEBT


                                                                                               December 31
                                                                                               -----------
                                                                   Interest Rate           1997            1996
----------------------------------------------------------------------------------------------------------------
                                                                        (i)
    Direct unsecured obligations of the Company:
      Notes payable and revolving term bank credits                    4.40%        $       377.5    $       6.4
      6.80% debentures due July 2, 2002 (US$250 million)               6.80%                357.3
      7-3/8% debentures due May 15, 2006 (US$250 million)              7.49%                357.3          342.4
      7.80% debentures due July 2, 2008 (US$150 million)               5.14%                214.3          205.4
----------------------------------------------------------------------------------------------------------------

                                                                       6.21%              1,306.4          554.2
    Capital lease obligations owed by Superior                                                               3.1
----------------------------------------------------------------------------------------------------------------
                                                                                                           557.3
    Current maturities                                                                                       1.2
----------------------------------------------------------------------------------------------------------------
    Long-term debt                                                                  $     1,306.4    $     556.1
================================================================================================================


(i) Weighted average interest rates after swap contracts as at December 31, 1997.

At December 31, 1997 notes payable include short-term money market borrowings supported by revolving term loan agreements which mature in 2000 that are structured to provide Norcen with the right to borrow at floating interest rates. At December 31, 1997, notes payable and revolving term bank credits included direct borrowings of US$34.4 million (1996 - nil). In addition, the Company had entered into U.S. dollar forward sales contracts in the amount of US$251.5 million at December 31, 1997 (1996 - US$78.0 million), maturing from February 1998 to October 2004. These U.S. dollar forward sales contracts have the effect of converting Canadian dollar borrowings into U.S. dollar borrowings.

On July 2, 1997, the Company issued US$250 million 6.80% debentures due July 2, 2002. Proceeds were used to repay notes payable.

The Company has entered into an agreement to swap floating interest rate obligations into fixed rates at 7.3% on a principal amount of US$50 million for a term expiring in March 1999. The Company has also entered into agreements to swap fixed rate interest obligations into floating interest rate obligations on principal amounts of CDN$150 million expiring in May 2006, US$150 million expiring in May 2006 and US$150 million expiring in July 2008.

As at December 31, 1997, the estimated fair value of the Company's debentures was $975.1 (1996 - $562.5 million) (US$682.3 million; 1996 - US$410.7 million).
The estimated fair value of notes payable and revolving term bank credits, at December 31, 1997 and 1996, was equal to their carried value due to the floating interest rate nature and short repayment term of these debt securities. As at December 31, 1997, the estimated aggregate unrealized gain on interest rate swap agreements was US$37.7 million (1996 - US$17.6 million). As at December 31, 1997, the estimated fair value of U.S. dollar forward sales contracts was an unrealized loss of US$5.7 million (1996 unrealized gain of US$0.6 million). All interest rate swap arrangements and U.S. dollar forward sales contracts have been made with AA rated banks.

Interest on long-term debt and convertible subordinated debentures was $55.1 million in 1997 ($66.1 million in 1996). Interest expense includes the non-cash amortization of deferred financing expense of $0.9 million in 1997 ($2.7 million in 1996).

8.  DEFERRED INCOME TAXES, REVENUE AND OTHER PROVISIONS


                                                                                            December 31
                                                                                            -----------
                                                                                       1997            1996
                                                                                       ----            ----
     Deferred income taxes                                                        $    615.3   $       618.3
     Provision for future site restoration costs (i)                                    43.5            40.8
     Deferred revenue and other provisions                                              44.8            52.7
------------------------------------------------------------------------------------------------------------

                                                                                  $    703.6   $       711.8
============================================================================================================


(i) As part of Norcen's oil and gas operations, it has ongoing site restoration and remediation responsibilities. Site restoration costs involve the surface clean up and reclamation of well sites and field production facilities to ensure that they can be safely returned to appropriate land uses. Total anticipated future costs are in the range of $140 million to $170 million over the next 20 years. Estimated future site restoration costs are provided for using the unit of production method as described in
     Note 1.

9.   SHAREHOLDERS' EQUITY

     Capital Stock-Authorized:
     First Preference Shares, an unlimited number
       Junior Preference Shares, an unlimited number
       Common Shares, an unlimited number



     Capital Stock Issued:                                                   December 31          Dividends Paid
                                                                             -----------          --------------
                                                                         1997         1996       1997       1996
                                                                         ----         ----       ----       ----

     Common shares (i) (iii)                                         $ 1,072.3    $ 1,072.3    $  56.1    $  51.5
     Retained Earnings                                                   509.1        424.8
     Currency Translation Account (vi)                                    (0.8)        (1.2)
-----------------------------------------------------------------------------------------------------------------
                                                                     $ 1,580.6    $ 1,495.9    $  56.1    $  51.5
=================================================================================================================

(i)  Common Shares
     The following summarizes the issue of Common shares:


                                                                                   Shares
                                                                                  (in 000's)        Amount
                                                                                  ----------        ------
     December 31, 1995                                                              82,973     $       821.8
       Employee stock options plans and other (iv)                                     327                .5
       Conversion of 8% Convertible Subordinate Debentures (v)                      10,000             250.0
------------------------------------------------------------------------------------------------------------
     December 31, 1996                                                              93,300     $     1,072.3
       Employee stock options plans and other (iv)                                     225
       Stock Dividend (ii)                                                          93,503
------------------------------------------------------------------------------------------------------------
      December 31, 1997                                                            187,028     $     1,072.3
============================================================================================================


(ii) Stock Dividend

     On November 13, 1997, the Company declared a stock dividend of 93.5 million shares to shareholders of record at the close of business on December 1, 1997. The effect of this stock dividend was to effectively split the Company's issued shares two for one. All share and per share information has been retroactively restated to give effect of this stock dividend.

(iii) Earnings Per Share

     Earnings per share have been calculated using the weighted average number of shares outstanding during the year (186.9 million in 1997; 173.8 million in 1996).

(iv) Stock Options

     Norcen has an Incentive Stock Option Plan ("ISOP") through which stock options are issued to employees which are exercisable as either a purchase or a market growth option. Under the ISOP, in the case of a market growth option, the number of common shares issued is equal to the growth in value of the options, represented by the market price less the exercise price times the number of options exercised, divided by the current market price of the common share. All options exercised during 1997 and 1996 were exercised as market growth options. At December 31, 1997, there were 6,604,152 options outstanding under the ISOP (1996 - 1,922,878 options) exercisable at prices varying from $8.25 to $16.58 per share for periods up to 2001 (1996 - $8.25 to $14.35 per share for periods up to 2000).

(v)  Conversion of 8% Convertible Subordinated Debentures

     On August 19, 1996, Noranda converted $250 million 8% convertible subordinated debentures into Norcen common shares at the conversion rate of $25 per share.

(vi) Currency Translation Account ("CTA")

     The Company manages the foreign currency exposure associated with its net investment in self-sustaining foreign operations by designating foreign currency denominated debt or futures contracts as a hedge of this exposure. At December 31, 1997, hedges of this foreign currency exposure aggregated US$936 million (1996 - US$478 million), comprised of US$684.5 million of notes payable and debentures (1996 - US$400 million) and US$251.5 million of US dollar forward sales contracts (1996 - US $78 million). Included in the CTA at December 31, 1997 were deferred foreign exchange losses of $74 million ($36 million in 1996).

10.  INCOME TAXES

The provision for income taxes in the consolidated statement of earnings varies from the amounts that would be computed by applying the Canadian federal statutory rate, including surtax, to earnings before income taxes and non-controlling interests for the following reasons:


                                                                                            Year Ended December 31
                                                                                            ----------------------
                                                                                               1997         1996
------------------------------------------------------------------------------------------------------------------
     Earnings before income taxes and non-controlling interests                           $     359.1   $    281.7

------------------------------------------------------------------------------------------------------------------
     Canadian statutory rate of income tax                                                       44.6%        44.6%
------------------------------------------------------------------------------------------------------------------

     Computed tax expense                                                                 $     160.2   $    125.6

     Increase (decrease) in income taxes resulting from:
       Provision for potential assessments (i)                                                   50.0         60.0
       Non-deductible depletion(ii)                                                              13.0          9.7
       Non-deductible crown payments less federal resource allowance                             (1.0)         4.8
       Non-taxable dividend income                                                               (1.0)        (2.8)
       Large Corporations Tax                                                                     4.9          3.6
       Income subject to foreign tax rates less than the Canadian statutory rate                (13.5)       (10.7)
       Non-taxable (non-deductible) portion of gains on asset sales
               and provisions (iii)                                                              (5.8)        (2.6)
       Other items, net                                                                          (2.3)        (3.6)
------------------------------------------------------------------------------------------------------------------

     Actual income tax expense                                                            $     204.5   $    184.0
==================================================================================================================


(i) The Company has received reassessments concerning the deductibility of certain interest expense and foreign exchange losses claimed for income tax purposes during the period 1989 to 1993 in the amount of $118.2 million. These reassessments have been fully provided for in the Company's accounts and were fully funded during 1997.

     The Company strongly disagrees with the reassessments received and is appealing them. Final resolution of this issue will likely take several years.

(ii) Various acquisitions of oil and gas assets in prior years have been structured such that the values ascribed for income tax purposes are lower than the fair market value amounts recorded in the accounts of the Company. Depletion expense related to these differences between tax and book values is not deductible in computing income tax expense.

(iii)Gains on asset sales and provisions include capital gains and losses whereby 25% of such amounts are not taxable. Tax recoveries against capital losses are recorded only to the extent that the Company has available capital gains.

11.  PENSION PLANS

Norcen and its subsidiaries, Norcen Explorer, Inc. ("NEI"), and Superior (in
1996), have defined benefit and defined contribution pension plans covering most employees. The benefits provided by defined benefit plans are based on the employee's years of service and on the highest average earnings for a specified number of consecutive years. The benefit provisions under the Norcen and NEI pension plans were modified to provide employees with a defined contribution benefit plan option. The defined contribution plan has been retroactively adopted by substantially all active employees of Norcen, NEI and Superior. The Company makes contributions to the pension plans as required based on the results of actuarial valuations. Defined benefit plan assets consist primarily of equity and fixed income securities. Projected defined benefit obligations and the expected return on plan assets are based on an assumed rate of 6.5%. Projected pay increases reflect an assumed rate of 5%.

The funded status of the plans and the liability as recognized in the consolidated balance sheet at December 31, 1997 and 1996, were:


                                                                                      1997             1996
                                                                                      ----             ----
     Accumulated benefit obligation including vested amounts
       of $62.5 million ($114.5 million in 1996)                                  $     62.5      $    114.7
     Unearned benefit obligation related to projected pay increases                       .3             3.7
------------------------------------------------------------------------------------------------------------

     Projected benefit obligation                                                       62.8           118.4
     Plan assets, at market related values                                              97.7           174.5
------------------------------------------------------------------------------------------------------------

     Excess of plan surplus over balance sheet liability                          $     34.9      $     56.1
============================================================================================================
     Comprised of:
       Norcen (and its wholly-owned subsidiaries)                                 $     34.9      $     32.1
       Superior                                                                                         24.0
------------------------------------------------------------------------------------------------------------

                                                                                  $     34.9      $     56.1
============================================================================================================


12.  FORWARD AND FUTURES CONTRACTS

Norcen has a price risk management program whereby the commodity price and foreign currency exchange rates associated with a portion of its future production are fixed. The purpose of this program is to increase the certainty of future cash flows available to fund future capital expenditures and to increase the certainty of expected earnings generated from capital expenditures.

Norcen sells forward a portion of its future production through a combination of fixed price sales contracts with customers and commodity swap agreements with financial counterparties. Foreign currency exchange rates associated with future fixed price production are fixed by entering into forward U.S. dollar sales contracts with financial counterparties. The use of commodity swap agreements and forward sales contracts with financial counterparties involves a degree of credit risk which Norcen manages through its credit policies and the selection of counterparties. Market risk relating to changes in the value or settlement cost of Norcen's commodity swap agreements and forward sales contracts are offset by pricing changes on Norcen's production.

At December 31, 1997, Norcen had fixed the price and foreign currency exchange rates applicable to its future production as follows:


                                                       Canadian            Gulf of Mexico
                               Crude Oil              Natural Gas            Natural Gas         Foreign Currency
-------------------------------------------------------------------------------------------------------------------
                                                                                                 US$       Forward
                          Volume     Price(i)      Volume  Price (ii)    Volume   Price(iii)   Amount      Ex.Rate
                           (b/d)       (US$)      (mmcf/d)   (CDN$)     (mmcf/d)     (US$)
-------------------------------------------------------------------------------------------------------------------
1998                       26,000       18.88          140      2.07          62       2.41       216       1.3491
1999                       11,000       20.00           63      2.60                              168       1.3581
2000                                                    58      2.73
2001                                                    58      3.20

(i) Price is relative to the New York Mercantile Exchange (NYMEX) price for West Texas Intermediate crude oil.

(ii)  Price is relative to the Alberta field gate price of natural gas.

(iii) Price is relative to the NYMEX price for natural gas sold at Henry Hub, Louisiana.

At December 31, 1997, the estimated unrealized gain (or loss) based on market quotes for the years 1998 through 2001 of the fixed oil and natural gas prices and foreign currency exchange contracts were $17 million, $63 million and ($24 million) (December 31, 1996 - ($56 million), $26 million and $8 million, respectively).

In addition, the Company has contracted to sell Canadian natural gas production directly to customers from 2002 to 2011 for volumes of 58 mmcf/d declining to 21 mmcf/d over this period, at average prices in excess of $3.20/mcf. Forward gas markets beyond four years are not sufficiently liquid to estimate the unrealized gain (loss) on these contracts.


13. RELATED PARTY TRANSACTIONS (NOTES 5 AND 9(V))

Effective July 29, 1996, the $150 million 5% Adjustable Rate Convertible Subordinated Debentures Series B were redeemed by the Company for cash. Noranda held $60 million of these debentures.

During 1996, the Company and Superior relocated their corporate offices to a building which is owned by companies related to Noranda under a 10-year lease. Terms of the lease represent market rates and require future lease payments aggregating $15.5 million over the term of the lease.

During 1996, Norcen and a subsidiary entered into cash management arrangements with its significant shareholder, Noranda and its wholly-owned subsidiary, under which funds were deposited and borrowed at market rates of interest.


14.  SUBSEQUENT EVENT

On January 26, 1998, Union Pacific Resources Group Inc., announced with the Company to make a cash offer of $19.80 per share for all of the issued and outstanding shares of the Company.

15.  SEGMENTED INFORMATION


                                                             GEOGRAPHIC AND INDUSTRY SEGMENTS
                                                               YEAR ENDED DECEMBER 31, 1997
                                                                   (millions of dollars)
                                  ----------------------------------------------------------------------------------------
                                                                                                                 CONSOLI-
                                            UNITED                              OTHER      TOTAL      PROPANE      DATED
                                  CANADA     STATES   VENEZUELA   GUATEMALA     INT'L    OIL & GAS    & OTHER      TOTAL
                                  ------    -------   ---------   ---------     -----    ---------    -------      -----
Sales                             $  515.5   $  167.3  $   76.8    $   83.2    $   41.8   $  884.6    $  331.3    $1,215.9
Investment and Interest Income         -          -         -           -           -          -           6.2         6.2
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
                                  $  515.5   $  167.3  $   76.8    $   83.2    $   41.8   $  884.6    $  337.5    $1,222.1
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
Less:
Operating costs                      125.8       33.8      22.2        17.4        15.8      215.0        85.2       300.2
Administration                        26.0        6.1       0.2         6.1         0.9       39.3         6.6        45.9
Product purchases                      -          -         -           -           -          -         197.0       197.0
Depletion and depreciation           234.6       89.0      21.7        31.0        13.6      389.9        15.4       405.3
Interest and financial expense        49.4        -         -           -           -         49.4         5.9        55.3
(i)
Income taxes (ii)                     57.2       14.5       8.9        10.0         3.2       93.8         3.8        97.6
Non-controlling interest               -          -         -           -           -          -          14.2        14.2
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
                                  $  493.0   $  143.4  $   53.0    $   64.5    $   33.5   $  787.4    $  328.1    $1,115.5
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
Earnings from operations          $   22.5   $   23.9  $   23.8    $   18.7    $    8.3   $   97.2    $    9.4    $  106.6
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
Gains on asset sales, and
        provisions (Note 3)            -          -         -           -           -          -         140.7       140.7
Income taxes thereon                   -          -         -           -           -          -        (106.9)     (106.9)
                                  --------- --------- ----------- ----------- ---------- ----------- ----------- ---------
                                       -          -         -           -           -          -      $   33.8    $   33.8
                                  ========= ========= =========== =========== ========== =========== =========== =========
Net earnings                      $   22.5   $   23.9  $   23.8    $   18.7    $    8.3   $   97.2    $   43.2    $  140.4
                                  ========= ========= =========== =========== ========== =========== =========== =========

Cash flow (after unusual items)   $  308.2   $  127.5  $   44.0    $   59.7    $   23.3   $  562.7    $   21.5    $  584.2
Capital expenditures              $  521.3   $  190.3  $  114.7    $   42.4    $   (0.4)  $  868.3    $    1.4    $  869.7
Identifiable assets               $2,542.9   $  658.4  $  269.9    $  212.3    $   91.5   $3,775.0    $   39.7    $3,814.7


                                                             GEOGRAPHIC AND INDUSTRY SEGMENTS
                                                               YEAR ENDED DECEMBER 31, 1996
                                                                   (millions of dollars)
                                  ----------------------------------------------------------------------------------------
                                                                                                                 CONSOLI-
                                            UNITED                             OTHER      TOTAL      PROPANE      DATED
                                  CANADA     STATES   VENEZUELA   GUATEMALA    INT'L    OIL & GAS    & OTHER      TOTAL
                                  ------    -------   ---------   ---------    -----    ---------    -------      -----
Sales                             $  442.7   $ 175.7    $   56.5      -         $ 47.1    $  722.0   $  578.8     $1,300.8
Investment and Interest Income                   -           -        -            -           -          5.9          5.9
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
                                  $  442.7   $ 175.7    $   56.5      -         $ 47.1    $  722.0   $  584.7     $1,306.7
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
Less:
Operating costs                      107.7      23.0        13.7      -           18.7       163.1      157.8        320.9
Administration                        35.3       5.4         -        -            -          40.7       10.3         51.0
Product purchases                      -         -           -        -            -           -        346.1        346.1
Depletion and depreciation           209.2      93.4        14.7      -           14.4       331.7       25.2        356.9
Interest and financial expense (i)    40.9       -           -        -            -          40.9       19.9         60.8
Income taxes (ii)                     35.6      19.7         9.0      -            5.0        69.3        6.7         76.0
Non-controlling interest               -         -           -        -            -           -          5.8          5.8
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
                                  $  428.7   $ 141.5    $   37.4      -         $ 38.1    $  645.7   $  571.8     $1,217.5
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
Earnings from operations          $   14.0   $  34.2    $   19.1      -         $  9.0    $   76.3   $   12.9     $   89.2
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
Gains on asset sales, and
       provisions (Note 3)           (21.3)      -           -        -            -         (21.3)     132.0        110.7
Income taxes thereon                   9.5       -           -        -            -           9.5     (117.5)      (108.0)
                                  --------- --------- ----------- ----------- --------- ----------- ----------- ----------
                                  $  (11.8)      -           -        -            -      $  (11.8)  $   14.5     $    2.7
                                  ========= ========= =========== =========== ========= =========== =========== ==========
Net earnings                      $    2.2   $  34.2    $   19.1      -         $  9.0    $   64.5   $   27.4     $   91.9
                                  ========= ========= =========== =========== ========= =========== =========== ==========

Cash flow (after unusual items)   $  233.0   $ 143.5    $   42.8      -         $ 28.4    $  447.7   $   41.2     $  488.9
Capital expenditures              $  374.6   $  96.9    $   62.6      -         $  7.6    $  541.7   $   18.8     $  560.5
Identifiable assets               $1,763.2   $ 541.5    $  133.6      -         $120.9    $2,559.2   $  516.2     $3,075.4

(i) Interest and other financial expense have been allocated based on 100% of the carrying value of the assets for Propane & Other until 50% of the investment in the Propane Operations was sold to the Superior Propane Income Fund. The residual amount is allocated to the Oil & Gas segment.

(ii) The income tax charge for each segment is adjusted for the net change in interest and financial expense allocated between segments.


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                         1997                                              1996
                     -------------------------------------------        -----------------------------------------
                          Cash Flow              Earnings                    Cash Flow             Earnings
                          ---------              --------                    ---------             --------
                     $Millions    $/Share     $Millions  $/Share        $Million     $/Share   $Million   $/Share
                     ---------    -------     ---------  -------        --------     -------   --------   -------
1st Quarter         $   142.3   $   0.76     $   36.1   $   0.20        $    126.1   $  0.76    $  28.4    $ 0.17
2nd Quarter         $   123.5   $   0.67     $   17.3   $   0.10        $    110.0   $  0.67    $  12.5    $ 0.08
3rd Quarter         $   138.8   $   0.74     $   50.8   $   0.27        $    125.7   $  0.72    $  15.7    $ 0.09
4th Quarter         $   179.6   $   0.95     $   36.2   $   0.19        $    127.1   $  0.67    $  35.3    $ 0.19

                                                 FIVE YEAR SUMMARY
-----------------------------------------------------------------------------------------------------------------
Years ended December 31
(millions of dollars except per share items)            1997        1996        1995        1994        1993
SALES AND OTHER REVENUES                               $ 1,222.1   $ 1,306.7   $ 1,266.0   $ 1,314.7   $ 1,157.1
----------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
    Costs of sales and administration                      543.1       718.0       727.1       769.8       704.2
    Depreciation, depletion and amortization               405.3       356.9       378.1       349.6       306.3
    Interest and other financial expense                    55.3        60.8       107.9       119.2       104.0
    Income taxes                                           204.5       184.0        57.2       (12.3)       20.2
    Non-controlling interest                                14.2         5.8         1.1        10.5        (7.4)
    Gains on asset sales and provisions                   (140.7)     (110.7)      (23.7)      191.9         5.4
----------------------------------------------------------------------------------------------------------------
                                                         1,081.7     1,214.8     1,247.7     1,428.7     1,132.7
----------------------------------------------------------------------------------------------------------------

NET EARNINGS                                           $   140.4   $    91.9   $    18.3   $(114.0)    $    24.4
----------------------------------------------------------------------------------------------------------------

CASH FLOW                                              $   584.2   $   488.9   $   392.0   $   394.5   $   368.1
================================================================================================================
PER COMMON SHARE
    Earnings - basic                                   $    0.75   $    0.53   $    0.11   $   (0.70)  $    0.15
    Cash flow - basic                                  $    3.12   $    2.82   $    2.37   $    2.39   $    2.32
    Dividends paid                                     $    0.30   $    0.30   $    0.30   $    0.30   $    0.30

CAPITAL EXPENDITURES AND ACQUISITIONS (NET)
    Oil & gas                                          $   920.4   $   485.9   $    32.4   $   602.2   $   577.0
    Acquisition of Guatemala                           $   425.7
    Propane operations                                 $     1.4   $    18.8   $    30.0   $    26.9   $    64.9
    Minerals                                                                                           $    (3.5)
================================================================================================================
                                                       $ 1,347.5   $   504.7   $    62.4   $   629.1   $   638.4
================================================================================================================
OIL & GAS OPERATIONS
Production (before deducting royalties)
     Oil and NGL (mb/d)
        Canada                                              49.3        44.8        47.9        51.0        47.8
        United States                                        5.9         5.9         4.9         4.7         3.3
        Guatemala                                           13.8           -           -           -           -
        Venezuela                                           17.6        15.1        10.4         4.3           -
        Argentina and Australia                              4.2         4.5         5.4         5.9         5.4
----------------------------------------------------------------------------------------------------------------
                                                            90.8        70.3        68.6        65.9        56.5
================================================================================================================
     Natural Gas (mmcf/d)
        Canada                                               381         350         377         447         413
        United States                                        120         133         111          89          54
        Argentina                                             15          19          17          18          14
================================================================================================================
                                                             516         502         505         554         481
================================================================================================================
Proved plus probable reserves
     Oil and NGL (mmbbls)                                    428         301         277         254         301
     Natural Gas (bcf)                                     2,064       1,827       1,745       2,362       2,644
Land Holdings (millions of acres)
     Gross                                                    14          18          24          31          42
     Net                                                       7           7           9          13          15
Propane sales (millions of litres)                         1,033       1,726       1,846       1,869       1,559
EMPLOYEES (YEAR END)                                       1,182         651         785       1,058       1,178